UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.Other Events.

On September 15, 2021, aTyr Pharma, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Sandler & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), to issue and sell to the Underwriters 9,375,000 shares of common stock of the Company (the “Shares”) in an underwritten public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-258725) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $8.00 per share. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 1,406,250 shares of common stock (the “Option”). The Company estimates that the gross proceeds from the Offering will be approximately $75.0 million, before deducting underwriting discount and commissions and estimated offering expenses. The Offering is scheduled to close on September 20, 2021.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Cooley LLP as to the legality of the Shares (including the Option) to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On September 16, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated September 15, 2021, by and among aTyr Pharma, Inc., Piper Sandler & Co. and RBC Capital Markets, LLC
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: September 16, 2021

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